      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 2000

                                                    REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                       REGISTRATION STATEMENT ON FORM S-3
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------


                               ASTA FUNDING, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 -----------------------------------------------
                 (State or other jurisdiction of Incorporation)


                                   22-3388607
                           --------------------------
                            (I.R.S. Employer ID No.)


                                210 Sylvan Avenue
                       Englewood Cliffs, New Jersey 07632
                                 (201) 567-5648
  ----------------------------------------------------------------------------
   (Address and telephone number of Registrant's principal executive offices)

                                 Mitchell Herman
                                210 Sylvan Avenue
                          Englewood Cliffs, New Jersey
                                 (201) 567-5648
              -----------------------------------------------------
               (Address and telephone number of agent for service)

                                    Copy to:

                             John D. Schupper, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500


Approximate date of proposed commencement of sale to public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered in connection with dividend or interest reinvestment plans, please check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.[_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                           CALCULATION OF REGISTRATION FEE UNDER THE SECURITIES ACT OF 1933
=====================================================================================================================
                                                     Proposed                Proposed Maximum
Title of Each  Class of           Amount to be       Maximum Aggregate       Aggregate              Amount of
Securities to be Registered       Registered(1)(3)   Price per Security(2)   Offering Price         Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value ..   120,000            $4.9875                 $598,500               $158
=====================================================================================================================

(1)  Registered for resale by selling stockholders of the Company.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low price of the common stock on The Nasdaq SmallCap Market on July 24, 2000.
(3) Also includes an indeterminate number of shares of common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends and conversion price or exercise price adjustments, which are included pursuant to Rule 416 of the Securities Act.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   Subject to Completion, Dated July 26, 2000


PROSPECTUS

                               ASTA FUNDING, INC.

                         120,000 shares of Common Stock

         The selling stockholders listed on page 15 are offering for resale 120,000 shares of common stock issuable upon exercise of warrants owned by them. We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We may receive proceeds from the exercise of warrants if the selling stockholders choose to exercise the warrants.

         Our common stock is listed on Nasdaq SmallCap Market under the symbol "ASFI." On July 24, 2000, the last sale price of the common stock as reported on Nasdaq SmallCap Market was $5.00 per share.

         Investing in our common stock involves a high degree of risk. For more information, see "Risk Factors" beginning on page 6.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.





                  The date of this prospectus is ________, 2000

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                Table of Contents

                                                                     PAGE

Prospectus Summary............................................        4
Risk Factors..................................................        6
Use of Proceeds...............................................        13
Selling Stockholders..........................................        14
Plan of Distribution..........................................        16
Legal Matters.................................................        18
Experts.......................................................        18
Where You Can Find More Information...........................        18
Incorporation of Certain Documents by Reference...............        19

                               Prospectus Summary

         This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements and notes to those statements incorporated by reference in this prospectus.

                                   The Company

         We are a diversified consumer finance company that is engaged in the business of purchasing, managing, servicing and selling distressed consumer receivables. Distressed consumer receivables are the unpaid debts of individuals that are owed to banks, finance companies and other credit providers. Most of our receivables are MasterCard and Visa credit card accounts which have been charged-off by the issuing banks for non-payment. We may also purchase bulk receivable portfolios that include both distressed and performing loans.

         Receivables are purchased by us at a discount from their charged-off amount, typically the aggregate unpaid balance at the time of charge-off. We purchase receivables directly from credit grantors through:

          o    privately negotiated direct sales; and

          o auction type sales in which sellers of receivables seek bids from several pre-qualified debt purchasers.

In order for us to consider a potential seller of receivables, we considered a variety of factors such as the sellers ability to:

          o demonstrate that they have adequate internal controls to detect fraud,

          o    provide post sale support; and

          o    honor buy-back warranty requests.

We pursue new acquisitions on an ongoing basis by means of industry newsletters, brokers who specialize in these assets and other professionals that we have relationships with. We generate our revenues, earnings and cash flow primarily through:

          o    the collection of principal;

          o interest and other payments on consumer receivables acquired for liquidation; and

          o    the collection of automobile contracts.

         Prior to May 1, 1999, we focused on purchasing, servicing and selling retail automobile installment contracts originated by dealers in the sale primarily of used automobiles. Through our purchases, we provided indirect financing to borrowers with limited credit histories, lower than average incomes or past credit problems. However, we ceased accepting new automobile contracts for funding on May 1, 1999 and anticipate liquidating all remaining contracts during 2000.

                                  The Offering

Shares offered by the selling stockholders                      120,000 shares

         We will not receive any of the proceeds from the sale of the shares by the selling stockholders. We may receive proceeds from the exercise of the warrants if the selling stockholders choose to exercise their warrants. See "Selling Stockholders" and "Plan of Distribution."

                                  Risk Factors


         The following factors should be reviewed carefully, in conjunction with the other information in this prospectus and our consolidated financial statements. These factors could cause actual results to differ materially from those currently anticipated and contained in forward-looking statements made in this prospectus and presented elsewhere by our management from time to time. See
- "This prospectus contains forward-looking statements which may not prove to be accurate or complete."

Company Risks

We are dependent on external sources of financing to fund our operations.

         We depend on external sources of financing to fund our operations, including:

          o    our credit facilities;

          o    notes payable; and

          o    loans made by our affiliates.

The failure to obtain financing and capital as needed would limit our ability to operate our business or achieve our growth plans and would materially adversely affect our business and financial condition. Our financing sources impose certain restrictive covenants, including financial covenants. Failure to satisfy any one of these covenants could preclude us from borrowing additional amounts from our existing financing sources and could prevent us from securing alternative sources of financing necessary to operate our business. In addition, all of our borrowings are secured by our assets. If we default under our debt instruments, such assets would be available to our creditors to satisfy our obligations to the creditors before any payment could be made to our stockholders.

We are subject to intense competition for receivables and we may not be able to purchase receivables at sufficiently favorable prices for us to be successful.

         Our success depends upon the continued availability of receivables that meet our requirements. The availability of receivable portfolios at favorable prices depend on a number of factors outside of our control, including:

          o    the continuation of the current growth trends in consumer debt;

          o    sales of receivable portfolios by originating institutions; and

          o competitive factors affecting potential purchasers and sellers of receivables.

We compete with other purchasers of defaulted consumer receivables and with third-party collection agencies, and are affected by financial services companies that manage their own defaulted consumer receivables.

         As compared to us, many of our competitors have:

          o    significantly longer operating histories;

          o    greater capital; and

          o    greater personnel and other resources.

The possible entry of new competitors, including competitors that historically have focused on the acquisition of different asset types, and the expected increase in competition from current market participants may reduce our access to receivables which could materially adversely affect our business and financial condition. In addition aggressive pricing by competitors could raise the price of receivable portfolios above levels that we are willing to pay.

We may not be able to recover sufficient amounts on our receivables to fund our operations.

         We acquire, service and sell consumer receivables that the borrowers have failed to pay and the sellers have charged-off. The originating institutions generally have made numerous attempts to collect on these obligations, often using both their in-house collection staff and third party collection agencies. These receivables are difficult to collect and we may not be able to recover our acquisition cost of the receivables, and the costs associated with servicing such receivables and operating our business.

Our Chairman of the Board and President and Chief Executive Officer control Asta Funding.

         Arthur Stern, our Chairman of the Board, and Gary Stern, our President and Chief Executive Officer, have the ability to vote or direct the vote of approximately 53.6% of our outstanding common stock and will control the actions that require stockholder approval, including:

          o    the election of our directors; and

          o the outcome of mergers, sales of assets or other corporate transactions or matters submitted for stockholder approval.

The loss of our key personnel may adversely affect our business.

         Because we have a limited number of management personnel, we are dependent on our executive officers. The loss of the services of one or more of our executive officers or key employees could disrupt our operations and adversely affect our business and financial condition. We have employment agreements with Gary Stern, our President and CEO, and Mitchell Herman, our

Chief Financial Officer. However, these agreements do not assure the continued services of these officers. Competition for qualified executive officers is intense. In addition, if we are unable to attract, retain and motivate other highly skilled employees, our business and financial condition could be materially adversely affected.

We use estimates in our accounting and we would have to reduce our earnings if actual results are less than estimated.

         In accounting for some receivable portfolios, we make estimates and assumptions that could affect their reported amounts. If recoveries on portfolios in future periods are less than what was estimated in the current year, we would recognize a charge to earnings in future periods which would reduce our earnings during such periods and could adversely affect the market price of our common stock.

Defaults under our contracts would affect our results of operations and financial condition.

         Our results of operations, financial condition and liquidity depend, to a material extent, on the performance of the contracts purchased and serviced by us. A portion of the loans purchased by us may default. We bear the full risk of losses resulting from payment defaults. We maintain an allowance for losses on loans held by us, which reflects our management's estimates of anticipated losses for such loans. If the allowance is inadequate, then we would recognize as an expense the losses in excess of such allowance and our results of operations could be adversely affected. The allowance for credit losses is increased by the provision for losses and for recoveries on contracts that were previously charged-off and decreased for contacts that are charged-off.

Our quarterly operating results may fluctuate which may cause our stock price to fluctuate.

         Our quarterly operating results may fluctuate in the future which may adversely affect the market price of our common stock. The reasons our results may fluctuate include:

          o    the timing and amount of recoveries on our receivables;

          o any charge to earnings resulting from recoveries that are less than estimated;

          o    increases in operating expenses;

          o    competition; and

          o    general economic conditions.

Any of these factors may adversely affect our business and financial condition. Our results of operations for any past or interim periods may not be indicative of our future performance.

Our recoveries on consumer receivables may decrease in a weak economic cycle.

         We cannot guarantee that our recoveries on consumer receivables acquired for liquidation would not decrease in a weak economic cycle. If our actual recoveries are lower than projected when the portfolio was purchased, our financial position, liquidity and results of operations could be adversely affected.

We are dependent upon third party collection agencies to perform collection activities on a substantial portion of our receivables.

         We utilize the services of third party collection agencies to perform collection activities on a substantial portion of our receivables. The performance of these collection agencies is outside our control and we cannot predict whether such collection agencies will be able to successfully collect our receivables. If these collection agencies are unable to collect the receivables handled by them, our business and financial condition could be materially adversely affected.

Industry Risks

We may not be able to hire and retain a sufficient number of qualified employees to support our operations.

         Our industry is very labor intensive. We compete for qualified personnel with companies in our business; and in the collection agency, teleservices and telemarketing industries. If we cannot hire and retain qualified recovery personnel, we will not be able to

          o    service our receivables effectively;

          o    continue our growth; and

          o    continue to operate profitably.

We experience high rates of personnel turnover. The high turnover rate among our employees increases our recruiting and training costs, may limit the number of experienced personnel available to service our receivables and could materially adversely affect our business and financial condition.

Our operations could be adversely affected as a result of inadequate or costly technology or phone systems.

         Our success depends in a large part on sophisticated telecommunications and computer systems. We must record and process significant amounts of data quickly and accurately to:

          o properly bid on prospective acquisitions of receivable portfolios; and

          o access, maintain and expand the databases we use for our recovery activities.

The temporary or permanent loss of our computer and telecommunications equipment and software systems, as a result of casualty or operating malfunction, could disrupt operations and adversely affect our business and financial condition.

         Our business also depends in a large part on the service provided by various local and long distance telephone companies. A significant increase in telephone service costs or any significant interruption in telephone services could reduce our profitability or disrupt our operations.

We may not be able to successfully anticipate, invest in or adopt technological advances within our industry.

         Our business relies on computer and telecommunications technologies and our ability to integrate these technologies into our business is essential to our competitive position and our success. Computer and telecommunications technologies are evolving rapidly and are characterized by short product life cycles. We may not be successful in anticipating, managing or adopting technological changes on a timely basis. While we believe that our existing information systems are sufficient to meet our current demands, our future growth may require additional investment in these systems. Investment in information systems is costly and we cannot assure that we will have the capital resources necessary to invest in new or additional systems to acquire and service receivables. If we are unable to respond to changes in these technologies, our business and financial condition could be materially adversely affected.

Government regulations may limit our ability to recover and enforce receivables.

         Federal and state laws may limit our ability to recover and enforce receivables. Some laws and regulations applicable to credit card issuers may preclude us from collecting on receivables we purchase if the card issuer failed to comply with applicable law in generating or servicing the receivables we acquired. Laws relating to debt collections also directly apply to our business. Our failure to comply with any laws or regulations applicable to us could limit our ability to recover on receivables, which could reduce our earnings and adversely affect the price of our common stock. Additional consumer protection laws may be enacted that would impose requirements on the enforcement of and collection on consumer credit cards or installment accounts. Any new laws, rules or regulations, or charges in or new interpretations of existing regulations, in the area of consumer financing may adversely affect our ability to collect our receivables which would have a material affect on our business and financial condition. Stock and Market Risks

Our stock may be delisted from the Nasdaq SmallCap Market if we do not meet the continued listing criteria.

         If we are unable to satisfy the continued listing requirements, our stock may be delisted from the Nasdaq SmallCap Market. If our stock is delisted from the Nasdaq SmallCap Market, the liquidity of our stock could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in coverage by security analysts and the news media, and lower prices for our common stock than might otherwise by attained. We cannot assure that we will continue to meet the criteria for continued listing on the Nasdaq SmallCap Market.

         If our stock is delisted from the Nasdaq SmallCap Market, trading, if any, in our stock would thereafter be conducted:

          o    in the over-the-counter market in the "pink sheets;" or

          o on the National Association of Securities Dealers, Inc.'s "Electronic Bulletin Board."

Continued inclusion of the Nasdaq SmallCap Market generally requires that we maintain:

          o at least $2,000,000 in "net tangible assets" (total assets less total liabilities and goodwill);

          o    a minimum bid price of the common stock of $1.00 per share;

          o at least 500,000 shares in the public float valued at $1,000,000 or more;

          o    at least two active market makers for the common stock; and

          o    at least 300 holders of the common stock.

         If our stock was delisted from Nasdaq SmallCap Market, it could become subject to Rule 15g9 under the Securities Exchange Act of 1934, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell our common stock and may adversely affect the ability of stockholder to sell any of the shares of common stock in the secondary market.

We do not intend to pay dividends to our stockholders.

         We have not paid any cash dividends on our common stock and do not expect to do so in the foreseeable future.

Future sales of our common stock in the public market could adversely affect our stock price and our ability to raise new funds.

         Sales of shares of stock by an existing stockholder could have an adverse effect on our stock price. As of July 24, 2000, we had 3,945,000 shares of common stock outstanding, of which approximately 1,700,000 shares are eligible for resale without restriction. The remaining shares are subject to the resale provisions of Rule 144 under the Securities Act of 1933. As a result, the market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market or the perception that substantial sales could occur.

Additional shares of our common stock may be issued if options or warrants are exercised, causing dilution to our stockholders.

         We have outstanding:

          o warrants to purchase an aggregate of approximately 120,000 shares of common stock; and

          o options to purchase approximately 392,000 shares of our common stock.

         The existence of these securities may adversely affect us or our stockholders for many reasons, including:

          o the market price of our stock may be adversely affected by the existence of convertible securities;

          o if any of these securities are exercised, the value of the stock held by our stockholders will be diluted if the value of such stock immediately prior to the exercise of such securities exceeds the exercise price;

          o these securities give the holders the opportunity, at nominal cost, to profit from a rise in the market price of our stock; and

          o the terms upon which we could issue additional common stock or obtain additional financing may be adversely affected.

Holders of warrants and options are also likely to exercise them when, in all likelihood, we could obtain additional capital on terms more favorable than those provided by the warrants and options.

Anti-takeover provisions may adversely affect our stockholders.

         We are subject to a Delaware statute regulating business combinations that could discourage, hinder or preclude an unsolicited acquisition of us and could make it less likely that our stockholders receive a premium for their shares as a result of any such attempt. In addition, our Board of Directors may issue, without stockholder approval, shares of preferred stock. The preferred stock could have voting, liquidation, dividend or other rights superior to those of the common stock. Therefore, if we issue preferred stock, your rights as a common stockholder may be adversely affected. These factors could depress our stock price.

This prospectus contains forward-looking statements which may not prove to be accurate or complete.

         This prospectus contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. We use forward-looking statements in our description of our plans and objectives for future operations, assumptions underlying these plans and objectives. Forward-looking terminology includes the words "may," "expects," "believes," "anticipates," "intends," "projects," or similar terms, variations of such terms or the negative of such terms. These forward-looking statements are based on management's current expectations and are subject to factors and uncertainties which could cause actual results to differ materially from those described in such forward-looking statements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this prospectus to reflect any change in our expectations or any changes in events, conditions or circumstances on which any forward-looking statement is based. Factors which could cause such results to differ materially from those described in the forward-looking statements include those set forth under "Risk Factors."

                                 Use of Proceeds

         We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders named in this prospectus. We may receive proceeds from the exercise of the warrants. If all of the warrants exercisable for shares of common stock being registered in this offering are exercised, we could receive net proceeds of up to approximately $720,000. The holders of the warrants are not obligated to exercise the warrants and we cannot assure that the holders of the warrants will choose to exercise all or any of the warrants. The warrants contain a cashless exercise provision. If the holders of the warrants elect to exercise all of the warrants under this provision, we will not receive any proceeds from the exercise of the warrants.

         We intend to use the estimated net proceeds received upon exercise of the warrants, if any, for working capital and general corporate purposes.

                              Selling Stockholders

         The shares are being registered to permit public secondary trading of the shares, and the selling stockholders, or their pledgees, donees, transferees or other successors-in interest, may offer all or any portion of the shares for resale from time to time. See "Plan of Distribution."

         Asta Funding has filed with the Commission under the Securities Act a registration statement on Form S-3, of which this prospectus forms a part, relating to the resale of the shares. We have agreed to pay expenses in connection with the registration and sale of the shares being offered by the selling stockholders. See "Plan of Distribution."

Agreements with the Selling Stockholders

         In November 1995, we issued warrants to purchase 120,000 shares of our common stock to Whale Securities, Co., L.P., in partial consideration for acting as our underwriter in our initial public offering. At the time of our initial public offering, Whale Securities received underwriting discounts and commissions of approximately $690,000 and a non-accountable expense allowance of $207,000. Whale Securities received registration rights in connection with the warrants. We are registering all of the shares of common stock issuable upon exercise of the warrants for resale in this offering because Whale Securities exercised its registration rights. A portion of the warrants have been transferred to certain current and former employees of Whales Securities.

         Based on information provided by the selling stockholders, the following table lists:

          o    the name of the selling stockholders;

          o the number of shares of common stock beneficially owned before the commencement of the offering;

          o the number of shares of common stock issuable upon exercise of warrants;

          o the number of shares of common stock offered for resale in this offering; and

          o the number of shares and percentage of common stock owned after this offering, assuming the sale of all shares offered in this offering by each selling stockholder.

All of the warrants are exercisable within 60 days of the date of this prospectus.

                            Number of Shares                                     Common stock beneficially
                            of Common Stock    Number of Shares                  owned after the offering
      Selling                Beneficially       Issuable Upon                   ------------------------
      Security              Owned Prior to       Exercise of     Shares Being     Number         Percent of
       Holder                the Offering         Warrants          Offered      of Shares       Outstanding
     ----------              ------------         --------          -------      ---------       -----------
 William G. Walters                0                16,236           16,236          0               0

 Elliot J. Smith                   0                 8,163            8,163          0               0

 James D. Whitten                  0                   607              607          0               0

 Cynthia Buckwalter                0                   604              604          0               0

 Whale Securities                  0(2)             88,335           88,335          0               0
  Co., L.P. (1)

 Credit Shelter                    0                 3,512            3,512          0               0
  Trust U/W/O
  Howard Harlow

Marital Trust U/W/O                0                 2,543            2,543          0               0
  Howard Harlow

-------------------------
(1) Includes warrants held for the account of certain current and former equity holders, lenders and employees of Whale Securities.
(2) Does not include shares held in the trading account of Whales Securities.

                              Plan of Distribution

         We have been advised that the selling stockholders, their pledgees, donees, transferees or other successors-in-interest, may from time to time, sell all or a portion of the shares in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to these market prices or at negotiated prices.

         The shares may be sold by the selling stockholders by one or more of the following methods:

          o block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

          o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

          o an exchange distribution in accordance with the rules of the applicable exchange;

          o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

          o    privately negotiated transactions;

          o    short sales;

          o    a combination of any such methods of sale; and

          o    any other method permitted pursuant to applicable law.

         The selling stockholders are not restricted as to the price or prices at which they may sell their shares. Sales of shares by the selling stockholders may depress the market price of our common stock since the number of shares which may be sold by the selling stockholders are relatively large compared to the historical average weekly trading of our common stock. Accordingly, if the selling stockholders were to sell, or attempt to sell, all of such shares at once or during a short time period, we believe such a transaction could adversely affect the market price of our common stock.

         From time to time the selling stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities, and can sell and deliver the shares in connection with any of these transactions or in settlement of securities loans. From time to time the selling stockholders may pledge their shares under margin provisions of its customer agreements with its brokers. Upon a default by the selling stockholders, the broker may offer and sell the pledged shares from time to time.

         In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the sale. Brokers or dealers may receive commissions or discounts from the selling stockholders or, if the broker-dealer acts as agent for the purchaser of such shares, from the purchaser in amounts to be negotiated, which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share, and to the extent the broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may then resell those shares from time to time in transactions

o        in the over-the counter market or otherwise;

o        at prices and on terms then prevailing at the time of sale;

o        at prices then related to the then-current market price; or

o        in negotiated transactions.

         These resales may involve block transactions or sales to and through other broker-dealers, including any of the transactions described above. In connection with these sales, these broker-dealers may pay to or receive from the purchasers of those shares commissions as described above. The selling stockholders may also sell the shares under Rule 144 under the Securities Act, rather than under this prospectus.

         The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In this event, any commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We have been advised that Whale Securities is a member of the NASD and is a market-maker in our common stock. In addition, several of the selling shareholders are employed by Whale Securities.

         We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         At the time a particular offer of shares is made, to the extent required, a supplement to this prospectus will be distributed which will identify and set forth the aggregate amount of shares being offered and the terms of the offering.

         The selling stockholders are subject to applicable provisions of the Exchange Act and the Commission's rules and regulations, including Regulation M, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders.

         In order to comply with certain states' securities laws, if applicable, the shares may be sold in those jurisdictions only through registered or licensed brokers or dealers. In certain states the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

                                  Legal Matters

         The validity of the securities offered hereby have been passed upon for us by Lowenstein Sandler PC, Roseland, New Jersey.

                                     Experts

         The consolidated financial statements of Asta Funding, Inc. and subsidiaries as of September 30, 1999 and 1998 and for each of the years then ended, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Richard A. Eisner and Company, LLP, independent auditors, given on the authority of that firm as experts in accounting and auditing.

                       Where You Can Find More Information

         We are subject to the informational requirements of the Exchange Act and we file reports and other information with the Commission.

         You can read reports and other information filed by us with the Commission without charge and copy such reports and information at the public reference facilities maintained by the Commission at the following addresses:

          o New York Regional Office, Seven World Trade Center, New York, New York 10048; and

          o Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511.

         You may read and copy any of the reports, statements, or other information we file with the Commission at the Commission's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the Commission. You can also obtain certain information, reports and proxy statements of Asta Funding, Inc. from NASD, Inc., 1735 K Street, N.W., Washington, DC 20006.

         Our common stock is listed on The Nasdaq SmallCap Market under the symbol "ASFI".

                 Incorporation of Certain Documents By Reference

         We have filed with the Securities and Exchange Commission, Washington, D.C., a registration statement on Form S-3 under the Securities Act of 1933, covering the securities offered by this prospectus. This prospectus does not contain all of the information that you can find in our registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance such statement is qualified by reference to each such contract or document filed or incorporated by reference as an exhibit to the registration statement.

         The Commission allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede the information in this prospectus and the documents listed below. We incorporate by reference the documents listed below, and any future filings made with the Commission under Section 139(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders sell all the shares.

1.   Our Annual Report on Form 10-KSB for the fiscal year ended September 30,
     1999;

2. Our Quarterly Reports on Form 10-QSB for the periods ended December 31, 1999 and March 31, 2000;

3.   Our Current Report on Form 8-K dated October 14, 1999;

4.   Our Definitive Proxy Statement dated February 13, 2000;

5. Our Registration Statement on Form 8-A declared effective on November 13, 1995, registering the common stock under the Exchange Act; and

6. All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering.

         You may request a copy of these filings, other than the exhibits, by writing or telephoning us at Asta Funding, Inc., 210 Sylvan Avenue, Englewood Cliffs, NJ 07632, telephone, (201) 567-5648.

         You should rely only on the information incorporated by reference or contained in this prospectus or any supplement. We have not authorized anyone else to provide you with different or additional information. The selling stockholders are not making an offer of the shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

Prospective investors may rely only on the information contained in this prospectus. Asta Funding, Inc. has not authorized anyone to provide prospective investors with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.


                               Asta Funding, Inc.

                         120,000 shares of Common Stock

                                   Prospectus

                                 ________, 2000

                                     PART II

                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

         The estimated expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:


SEC Registration Fee                       $    158

Accounting Fees and Expenses                  5,000

Legal Fees and Expenses                      10,000

Miscellaneous Expenses                        4,842

                                           --------
Total                                       $20,000


Item 15. Indemnification of Directors and Officers.

         The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify any person to the full extent permitted by the Delaware General Corporation Law.

         Reference is hereby made to Section 145 of the Delaware General Corporation Law relating to the indemnification of officers and directors which
Section is hereby incorporated herein by reference.

         The Registrant also has Indemnification Agreements with each of its directors.

Item 16. Exhibits.

         4.1    Underwriter's Warrant Agreement (incorporated by reference to the Registrant's Registration Statement on Form SB-2
                (File No. 33-97212)).
         5.1    Opinion of Lowenstein Sandler PC
         23.1   Consent of Richard A. Eisner and Company, LLP - Included on II-5
         23.2   Consent of Lowenstein Sandler PC - Included in Exhibit 5.1
         24     Power of Attorney - Included on II-4

Item 17. Undertakings

Undertaking Required by Regulation S-B, Item 512(a).

The undersigned registrant hereby undertakes:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                   (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

                   (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.

                           Notwithstanding  the  foregoing, any increase or
decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high wend of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Undertaking Required by Regulation S-B, Item 512(e).

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Undertaking required by Regulation S-B, Item 512(f).

         (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood Cliffs, State of New Jersey on the 24th day of July, 2000.

                                                ASTA FUNDING, INC.

                                                /s/ Gary Stern
                                                -----------------------------
                                                 By: Gary Stern
                                                     President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the heading "Signature" constitutes and appoints Gary Stern and Mitchell Herman or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any related Registration Statement filed under Rule 462(b), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

Name                                        Title                                       Date
----                                        -----                                       ----
/s/ Gary Stern                      President and Director                              July 24, 2000
---------------------------
Gary Stern


/s/ Mitchell Herman                 Chief Financial Officer and                         July 24, 2000
---------------------------
Mitchell Herman                     Director (principal financial officer)


/s/ Arthur Stern                    Chairman of the Board                               July 24, 2000
---------------------------
Arthur Stern


 /s/ Martin Fife                    Director                                            July 24, 2000
---------------------------
Martin Fife


/s/ Herman Badillo                  Director                                            July 24, 2000
---------------------------
Herman Badillo


/s/ General Buster Glosson          Director                                            July 24, 2000
---------------------------
General Buster Glosson


/s/ Edward Celano                   Director                                            July 24, 2000
---------------------------
Edward Celano


/s/ Harvey Liebowitz                Director                                            July 24, 2000
---------------------------
Harvey Leibowitz